REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM


The Board of Trustees and Shareholders of
Global Equity LongShort Master Fund

We have audited the accompanying statement of assets and liabilities of Global Equity LongShort Master Fund the Fund, including the schedule of investments, as of March 31, 2013, and the related statements of operations and cash flows for the year then ended, and the statements of changes in net assets and the financial highlights for the year then ended and the period October 3, 2011 commencement of operations to March 31, 2012. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of investments in portfolio funds owned as of March 31, 2013, by correspondence with the custodian, management of the underlying investment portfolio funds and others.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Global Equity LongShort Master Fund at March 31, 2013, the results of its operations and its cash flows for the year then ended, and the changes in its net assets and financial highlights for the year then ended and the period October 3, 2011 commencement of operations to March
31, 2012, in conformity with U.S. generally accepted accounting principles.



s Ernst & Young LLP
New York, New York
May 30, 2013